Exhibit 99.1

Parker Reports Fiscal 2024 Fourth Quarter and Full Year Results and Issues Guidance for Fiscal 2025

Strong Fourth Quarter Caps Record Year; Guidance and FY29 Targets Point to Bright Future

CLEVELAND, August 8, 2024 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the quarter and year ended June 30, 2024, that included the following highlights (compared with the prior year period):
Fiscal 2024 Fourth Quarter Highlights:
•Sales increased 2% to a record $5.2 billion; Organic sales growth was 3%
•Net income was $785 million, or $884 million adjusted
•EPS were $6.01, an increase of 10%, or a record $6.77 adjusted, an increase of 11%
•EBITDA margin was 25.8%, an increase of 90 bps, or 26.3% adjusted, an increase of 190 bps
•Segment operating margin was 22.2%, an increase of 10 bps, or a record 25.3% adjusted, an increase of 130 bps
Fiscal 2024 Full Year Highlights:
•Sales increased 5% to a record $19.9 billion; Organic sales growth was 2%
•Net income was $2.8 billion, or $3.3 billion adjusted
•EPS were $21.84, an increase of 36%, or a record $25.44 adjusted, an increase of 18%
•EBITDA margin was 25.2%, an increase of 380 bps, or 25.6% adjusted, an increase of 200 bps
•Segment operating margin was 21.5%, an increase of 240 bps, or a record 24.9% adjusted, an increase of 200 bps
•Cash flow from operations increased 14% to $3.4 billion, or 17.0% of sales
“We delivered an exceptionally strong fourth quarter capping another year of record performance,” said Chairman and Chief Executive Officer, Jenny Parmentier. “Our ability to drive outstanding results reflects the dedication and commitment of our people, the strength and balance of our portfolio, and the power of our business system, The Win Strategy™.
“For the year, we delivered on our commitments with respect to safety and financial targets. We had record sales approaching $20 billion, record adjusted segment operating margin, which increased 200 basis points compared to the prior year, adjusted earnings per share growth of 18%, and record free cash flow of $3 billion. Parker has a very bright future ahead as indicated by our strong outlook for fiscal year 2025, which puts us on track to achieve our financial targets for fiscal year 2029.”
This news release contains non-GAAP financial measures. Reconciliations of adjusted numbers and certain non-GAAP financial measures are included in the financial tables of this press release.
Outlook
Parker issued guidance for the fiscal year ending June 30, 2025. The company expects:
•Total sales growth in fiscal 2025 of 1.5% - 4.5%, with organic sales growth of 2% to 5%
•Total segment operating margin of 22.1% to 22.5%, or 25.2% to 25.6% on an adjusted basis
•EPS of $22.65 to $23.35, or $26.30 to $27.00 on an adjusted basis

Segment Results
Diversified Industrial Segment

North America Businesses
$ in mm	FY24 Q4	FY23 Q4	Change		Organic Growth
Sales	$2,228	$2,301	-3.2%		-2.8%
Segment Operating Income	$506	$491	3.0%
Segment Operating Margin	22.7%	21.3%	140	bps
Adjusted Segment Operating Income	$558	$541	3.2%
Adjusted Segment Operating Margin	25.0%	23.5%	150	bps
•Achieved record segment operating margin on lower sales
•Softness continues in transportation and off-highway markets

International Businesses
$ in mm	FY24 Q4	FY23 Q4	Change		Organic Growth
Sales	$1,430	$1,512	-5.4%		-2.5%
Segment Operating Income	$312	$309	0.7%
Segment Operating Margin	21.8%	20.5%	130	bps
Adjusted Segment Operating Income	$342	$352	-2.9%
Adjusted Segment Operating Margin	23.9%	23.3%	60	bps
•Achieved record segment operating margin on lower sales
•Market softness continues in Europe
•Asia sales declined at a decreasing rate
Aerospace Systems Segment

$ in mm	FY24 Q4	FY23 Q4	Change		Organic Growth
Sales	$1,528	$1,283	19.2%		19.1%
Segment Operating Income	$332	$328	1.4%
Segment Operating Margin	21.7%	25.5%	-380	bps
Adjusted Segment Operating Income	$415	$331	25.1%
Adjusted Segment Operating Margin	27.1%	25.8%	130	bps
•Quarterly sales surpassed $1.5 billion for the first time
•Broad based strength across all commercial and defense markets
•Aftermarket strength drove record adjusted segment operating margin
Order Rates

FY24 Q4
Parker	+1%
Diversified Industrial Segment - North America Businesses	0%
Diversified Industrial Segment - International Businesses	-1%
Aerospace Systems Segment	+7%
•Company order rates improved sequentially
•Aerospace orders remained strong against a tough prior year comparison

About Parker Hannifin
Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than a century the company has been enabling engineering breakthroughs that lead to a better tomorrow. Learn more at www.parker.com or @parkerhannifin.

Contacts:
Media:	Financial Analysts:
Aidan Gormley	Jeff Miller
216-896-3258	216-896-2708
aidan.gormley@parker.com	jeffrey.miller@parker.com

Notice of Webcast
Parker Hannifin's conference call and slide presentation to discuss its fiscal 2024 fourth quarter and full year results are available to all interested parties via live webcast today at 11:00 a.m. ET, at investors.parker.com. A replay of the webcast will be available on the site approximately one hour after the completion of the call and will remain available for one year. To register for e-mail notification of future events please visit investors.parker.com.

Note on Orders The company reported orders for the quarter ending June 30, 2024, compared with the same quarter a year ago. All comparisons are at constant currency exchange rates, with the prior year quarter restated to the current-year rates. Diversified Industrial comparisons are on 3-month average computations and Aerospace Systems comparisons are on rolling 12-month average computations.

Note on Non-GAAP Financial Measures
This press release contains references to non-GAAP financial information including (a) adjusted net income; (b) adjusted earnings per share; (c) adjusted operating margin and segment operating margins; (d) adjusted operating income and segment operating income; (e) EBITDA margin; (f) adjusted EBITDA margin; (g) organic sales growth and (h) free cash flow. The adjusted net income, adjusted earnings per share, adjusted operating margin, adjusted segment operating margin, adjusted operating income, adjusted segment operating income and organic sales measures are presented to allow investors and the company to meaningfully evaluate changes in net income, earnings per share and segment operating margins on a comparable basis from period to period. This press release also contains references to EBITDA margin, adjusted EBITDA margin and free cash flow. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Free cash flow is defined as cash flow from operations less capital expenditures. Although adjusted net income, adjusted earnings per share, adjusted operating margin and segment operating margins, adjusted operating income and segment operating income, EBITDA margin, adjusted EBITDA margin, organic sales growth and free cash flow are not measures of performance calculated in accordance with GAAP, we believe that they are useful to an investor in evaluating the results of this quarter and fiscal year versus the prior periods. Comparable descriptions of record adjusted results in this release refer only to the period from the first quarter of FY2011 to the periods presented in this release. This period coincides with recast historical financial results provided in association with our FY2014 change in segment reporting. A reconciliation of non-GAAP measures is included in the financial tables of this press release.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from expectations, including those based on past performance.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on our access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of labor shortages; threats associated with international conflicts and cybersecurity risks and risks associated with protecting our intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and other periodic filings made with the SEC.

###

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$5,186,815	$5,095,943	$19,929,606	$19,065,194
Cost of sales	3,322,855	3,262,860	12,801,816	12,635,892
Selling, general and administrative expenses	818,347	834,940	3,315,177	3,354,103
Interest expense	119,266	157,176	506,495	573,894
Other income, net	(59,613)	(62,228)	(288,485)	(178,359)
Income before income taxes	985,960	903,195	3,594,603	2,679,664
Income taxes	200,887	194,117	749,667	596,128
Net income	785,073	709,078	2,844,936	2,083,536
Less: Noncontrolling interests	110	122	721	600
Net income attributable to common shareholders	$784,963	$708,956	$2,844,215	$2,082,936

Earnings per share attributable to common shareholders:
Basic earnings per share	$6.10	$5.52	$22.13	$16.23
Diluted earnings per share	$6.01	$5.44	$21.84	$16.04

Average shares outstanding during period - Basic	128,627,781	128,440,007	128,507,352	128,367,842
Average shares outstanding during period - Diluted	130,643,758	130,222,542	130,239,737	129,822,085

CASH DIVIDENDS PER COMMON SHARE
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Amounts in dollars)	2024	2023	2024	2023
Cash dividends per common share	$1.63	$1.48	$6.07	$5.47

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported				Adjusted
	June 30, 2024	Currency	Divestitures	Acquisitions	June 30, 2024
Diversified Industrial Segment	(4.1)%	(1.2)%	(0.2)%	—%	(2.7)%
Aerospace Systems Segment	19.2%	0.1%	—%	—%	19.1%
Total	1.8%	(0.8)%	(0.2)%	—%	2.8%

(Unaudited)	Twelve Months Ended
	As Reported				Adjusted
	June 30, 2024	Currency	Divestitures	Acquisitions	June 30, 2024
Diversified Industrial Segment	(1.7)%	(0.2)%	(0.2)%	0.8%	(2.1)%
Aerospace Systems Segment	25.5%	0.4%	(0.9)%	8.8%	17.2%
Total	4.5%	(0.1)%	(0.3)%	2.6%	2.3%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net income attributable to common shareholders	$784,963	$708,956	$2,844,215	$2,082,936
Adjustments:
Acquired intangible asset amortization expense	139,232	126,296	577,995	500,713
Business realignment charges	17,542	9,226	53,456	26,706
Integration costs to achieve	8,597	18,786	38,273	95,439
Acquisition-related expenses	—	2,754	—	166,294
Loss on deal-contingent forward contracts	—	—	—	389,992
Net gain on divestitures	—	—	(25,651)	(362,003)
Amortization of inventory step-up to fair value	—	(57,992)	—	109,981
Meggitt early debt retirement	—	9,999	—	9,999
Tax effect of adjustments[1]	(39,358)	(26,613)	(147,761)	(222,379)
Discrete Tax Benefit[2]	(27,068)	—	(27,068)	—
Adjusted net income attributable to common shareholders	$883,908	$791,412	$3,313,459	$2,797,678

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Amounts in dollars)	2024	2023	2024	2023
Earnings per diluted share	$6.01	$5.44	$21.84	$16.04
Adjustments:
Acquired intangible asset amortization expense	1.07	0.97	4.43	3.85
Business realignment charges	0.13	0.07	0.40	0.20
Integration costs to achieve	0.07	0.14	0.30	0.73
Acquisition-related expenses	—	0.02	—	1.29
Loss on deal-contingent forward contracts	—	—	—	3.00
Net gain on divestitures	—	—	(0.20)	(2.78)
Amortization of inventory step-up to fair value	—	(0.45)	—	0.84
Meggitt early debt retirement	—	0.08	—	0.08
Tax effect of adjustments[1]	(0.30)	(0.19)	(1.12)	(1.70)
Discrete Tax Benefit[2]	(0.21)	—	(0.21)	—
Adjusted earnings per diluted share	$6.77	$6.08	$25.44	$21.55

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

2 A recent Swiss tax law change resulted in the recording of a deferred tax asset.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net sales	$5,186,815	$5,095,943	$19,929,606	$19,065,194

Net income	$785,073	$709,078	$2,844,936	$2,083,536
Income taxes	200,887	194,117	749,667	596,128
Depreciation	91,436	82,767	349,136	317,416
Amortization	139,232	126,296	577,995	500,713
Interest expense	119,266	157,176	506,495	573,894
EBITDA	1,335,894	1,269,434	5,028,229	4,071,687
Adjustments:
Business realignment charges	17,542	9,226	53,456	26,706
Integration costs to achieve	8,597	18,786	38,273	95,439
Acquisition-related expenses	—	2,754	—	166,294
Loss on deal-contingent forward contracts	—	—	—	389,992
Net gain on divestitures	—	—	(25,651)	(362,003)
Amortization of inventory step-up to fair value	—	(57,992)	—	109,981
Adjusted EBITDA	$1,362,033	$1,242,208	$5,094,307	$4,498,096

EBITDA margin	25.8%	24.9%	25.2%	21.4%
Adjusted EBITDA margin	26.3%	24.4%	25.6%	23.6%

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net sales
Diversified Industrial	$3,658,502	$3,813,431	$14,457,146	$14,705,693
Aerospace Systems	1,528,313	1,282,512	5,472,460	4,359,501
Total net sales	$5,186,815	$5,095,943	$19,929,606	$19,065,194
Segment operating income
Diversified Industrial	$817,085	$800,196	$3,176,384	$3,071,410
Aerospace Systems	332,035	327,595	1,110,746	562,444
Total segment operating income	1,149,120	1,127,791	4,287,130	3,633,854
Corporate general and administrative expenses	55,972	83,336	218,312	229,677
Income before interest expense and other (income) expense, net	1,093,148	1,044,455	4,068,818	3,404,177
Interest expense	119,266	157,176	506,495	573,894
Other (income) expense, net	(12,078)	(15,916)	(32,280)	150,619
Income before income taxes	$985,960	$903,195	$3,594,603	$2,679,664

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment sales	$3,658,502	$3,813,431	$14,457,146	$14,705,693

Diversified Industrial Segment operating income	$817,085	$800,196	$3,176,384	$3,071,410
Adjustments:
Acquired intangible asset amortization	64,550	82,073	266,219	267,779
Business realignment charges	17,198	9,177	50,075	23,641
Integration costs to achieve	628	1,235	3,930	8,511
Adjusted Diversified Industrial Segment operating income	$899,461	$892,681	$3,496,608	$3,371,341

Diversified Industrial Segment operating margin	22.3%	21.0%	22.0%	20.9%
Adjusted Diversified Industrial Segment operating margin	24.6%	23.4%	24.2%	22.9%

(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Aerospace Systems Segment sales	$1,528,313	$1,282,512	$5,472,460	$4,359,501

Aerospace Systems Segment operating income	$332,035	$327,595	$1,110,746	$562,444
Adjustments:
Acquired intangible asset amortization	74,682	44,223	311,776	232,934
Business realignment charges	1	49	319	3,065
Integration costs to achieve	7,969	17,551	34,343	86,928
Amortization of inventory step-up to fair value	—	(57,992)	—	109,981
Adjusted Aerospace Systems Segment operating income	$414,687	$331,426	$1,457,184	$995,352

Aerospace Systems Segment operating margin	21.7%	25.5%	20.3%	12.9%
Adjusted Aerospace Systems Segment operating margin	27.1%	25.8%	26.6%	22.8%

(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Total net sales	$5,186,815	$5,095,943	$19,929,606	$19,065,194

Total segment operating income	$1,149,120	$1,127,791	$4,287,130	$3,633,854
Adjustments:
Acquired intangible asset amortization	139,232	126,296	577,995	500,713
Business realignment charges	17,199	9,226	50,394	26,706
Integration costs to achieve	8,597	18,786	38,273	95,439
Amortization of inventory step-up to fair value	—	(57,992)	—	109,981
Adjusted total segment operating income	$1,314,148	$1,224,107	$4,953,792	$4,366,693

Total segment operating margin	22.2%	22.1%	21.5%	19.1%
Adjusted total segment operating margin	25.3%	24.0%	24.9%	22.9%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

CONSOLIDATED BALANCE SHEET
(Unaudited)	June 30,	June 30,
(Dollars in thousands)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$422,027	$475,182
Trade accounts receivable, net	2,865,546	2,827,297
Non-trade and notes receivable	331,429	309,167
Inventories	2,786,800	2,907,879
Prepaid expenses and other	392,822	314,704
Total current assets	6,798,624	6,834,229
Property, plant and equipment, net	2,875,668	2,865,030
Deferred income taxes	92,704	81,429
Investments and other assets	1,207,232	1,104,576
Intangible assets, net	7,816,181	8,450,614
Goodwill	10,507,433	10,628,594
Total assets	$29,297,842	$29,964,472

Liabilities and equity
Current liabilities:
Notes payable and long-term debt payable within one year	$3,403,065	$3,763,175
Accounts payable, trade	1,991,639	2,050,934
Accrued payrolls and other compensation	581,251	651,319
Accrued domestic and foreign taxes	354,659	374,571
Other accrued liabilities	982,695	895,371
Total current liabilities	7,313,309	7,735,370
Long-term debt	7,157,034	8,796,284
Pensions and other postretirement benefits	437,490	551,510
Deferred income taxes	1,583,923	1,649,674
Other liabilities	725,193	893,355
Shareholders' equity	12,071,972	10,326,888
Noncontrolling interests	8,921	11,391
Total liabilities and equity	$29,297,842	$29,964,472

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$2,844,936	$2,083,536
Depreciation and amortization	927,131	818,129
Stock incentive plan compensation	155,175	142,720
Gain on sale of businesses	(23,979)	(366,345)
Loss on property, plant and equipment and intangible assets	12,382	3,819
Gain on marketable securities and other investments	(5,708)	(6,176)
Net change in receivables, inventories and trade payables	(28,135)	128,000
Net change in other assets and liabilities	(516,854)	13,211
Other, net	19,381	163,036
Net cash provided by operating activities	3,384,329	2,979,930
Cash flows from investing activities:
Acquisitions (net of cash of $89,704 in 2023)	—	(7,146,110)
Capital expenditures	(400,112)	(380,747)
Proceeds from sale of property, plant and equipment	9,065	13,244
Proceeds from sale of businesses	77,666	473,207
Purchases of marketable securities and other investments	(17,186)	(37,791)
Maturities and sales of marketable securities and other investments	24,292	56,786
Payments of deal-contingent forward contracts	—	(1,405,418)
Other	7,687	250,017
Net cash used in investing activities	(298,588)	(8,176,812)
Cash flows from financing activities:
Net payments for common stock activity	(328,449)	(293,847)
Acquisition of noncontrolling interests	(2,883)	—
Net (payments for) proceeds from debt	(2,001,519)	40,470
Financing fees paid	—	(13,605)
Dividends paid	(782,048)	(704,054)
Net cash used in financing activities	(3,114,899)	(971,036)
Effect of exchange rate changes on cash	(23,997)	(4,776)
Net decrease in cash, cash equivalents and restricted cash	(53,155)	(6,172,694)
Cash, cash equivalents and restricted cash at beginning of year	475,182	6,647,876
Cash and cash equivalents at end of period	$422,027	$475,182

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
(Unaudited)	Twelve Months Ended
(Dollars in thousands)	June 30, 2024
As reported cash flow from operations	$3,384,329
Capital expenditures	(400,112)
Free cash flow	$2,984,217

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024

RECONCILIATION OF FORECASTED ORGANIC GROWTH
(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted net sales	1.5% to 4.5%
Adjustments:
Currency	0.5%
Divestitures	—%
Adjusted forecasted net sales	2.0% to 5.0%

RECONCILIATION OF FORECASTED SEGMENT OPERATING MARGIN TO ADJUSTED FORECASTED SEGMENT OPERATING MARGIN

(Unaudited)
(Amounts in percentages)	Fiscal Year 2025
Forecasted segment operating margin	22.1% to 22.5%
Adjustments:
Business realignment charges	0.2%
Costs to achieve	0.1%
Acquisition-related intangible asset amortization expense	2.7%
Adjusted forecasted segment operating margin	25.2% to 25.6%

Note: Totals may not foot due to rounding

RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE

(Unaudited)
(Amounts in dollars)	Fiscal Year 2025
Forecasted earnings per diluted share	$22.65 to $23.35
Adjustments:
Business realignment charges	0.38
Costs to achieve	0.11
Acquisition-related intangible asset amortization expense	4.25
Tax effect of adjustments[1]	(1.09)
Adjusted forecasted earnings per diluted share	$26.30 to $27.00

[1]This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. We estimate the tax effect of each adjustment item by applying our overall effective tax rate for continuing operations to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Net sales
Diversified Industrial:
North America businesses	$2,228,449	$2,301,159	$8,800,036	$8,916,194
International businesses	1,430,053	1,512,272	5,657,110	5,789,499

Segment operating income
Diversified Industrial:
North America businesses	$505,521	$490,823	$1,963,876	$1,853,079
International businesses	311,564	309,373	1,212,508	1,218,331

RECONCILIATION OF ORGANIC GROWTH
(Unaudited)	Three Months Ended
	As Reported				Adjusted
	June 30, 2024	Currency	Divestitures	Acquisitions	June 30, 2024
Diversified Industrial Segment:
North America businesses	(3.2)%	—%	(0.4)%	—%	(2.8)%
International businesses	(5.4)%	(2.9)%	—%	—%	(2.5)%

(Unaudited)	Twelve Months Ended
	As Reported				Adjusted
	June 30, 2024	Currency	Divestitures	Acquisitions	June 30, 2024
Diversified Industrial Segment:
North America businesses	(1.3)%	0.3%	(0.3)%	0.9%	(2.2)%
International businesses	(2.3)%	(1.0)%	—%	0.7%	(2.0)%

Exhibit 99.1
PARKER HANNIFIN CORPORATION - JUNE 30, 2024
SUPPLEMENTAL INFORMATION

RECONCILIATION OF SEGMENT OPERATING MARGINS TO ADJUSTED SEGMENT OPERATING MARGINS
(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment:
North America businesses sales	$2,228,449	$2,301,159	$8,800,036	$8,916,194

North America businesses operating income	$505,521	$490,823	$1,963,876	$1,853,079
Adjustments:
Acquired intangible asset amortization	43,010	47,138	176,337	181,954
Business realignment charges	8,857	1,792	17,749	4,024
Integration costs to achieve	295	877	2,643	4,636
Adjusted North America businesses operating income	$557,683	$540,630	$2,160,605	$2,043,693

North America businesses operating margin	22.7%	21.3%	22.3%	20.8%
Adjusted North America businesses operating margin	25.0%	23.5%	24.6%	22.9%

(Unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Diversified Industrial Segment:
International businesses sales	$1,430,053	$1,512,272	$5,657,110	$5,789,499

International businesses operating income	$311,564	$309,373	$1,212,508	$1,218,331
Adjustments:
Acquired intangible asset amortization	21,540	34,935	89,882	85,825
Business realignment charges	8,341	7,385	32,326	19,617
Integration costs to achieve	333	358	1,287	3,875
Adjusted International businesses operating income	$341,778	$352,051	$1,336,003	$1,327,648

International businesses operating margin	21.8%	20.5%	21.4%	21.0%
Adjusted International businesses operating margin	23.9%	23.3%	23.6%	22.9%